Exhibit (n)(3)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of AG Twin Brook Capital Income Fund of our report dated April 22, 2022 relating to the financial statements of AGTB Private BDC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 5, 2023